Exhibit 24.1
American Pacific Corporation
Power of attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Gibson and Seth L. Van Voorhees, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of American Pacific Corporation and the Common Stock Purchase Rights associates with these common stock, pursuant to the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 16, 2006.

/s/John R. Gibson	Chief Executive Officer, President, and

John R. Gibson	Director
(Principal Executive Officer)

/s/Seth L. Van Voorhees	Vice President, Chief Financial Officer,

Seth L. Van Voorhees	and Treasurer
(Principal Financial and
Accounting Officer)

/s/Fred D. Gibson, Jr.	Director

Fred D. Gibson, Jr.

Director

Jan H. Loeb

Director

Berlyn D. Miller

/s/Norval F. Pohl, Ph.D.	Director

Norval F. Pohl, Ph.D.

/s/C. Keith Rooker	Director

C. Keith Rooker

/s/Dean M. Willard	Director

Dean M. Willard

Director

Jane L. Williams